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                              FOR:            REDWOOD EMPIRE BANCORP

                              APPROVED BY:    James Beckwith
                                              Chief Financial Officer
                                              (707) 522-5215

                              CONTACT:        Morgen-Walke Associates, Inc.
                                              John Swenson, Micah Epps
                                              (415) 296-7383
FOR IMMEDIATE RELEASE                         Sandra Badurina
                                              (212) 850-5600


                REDWOOD EMPIRE BANCORP DECLARES QUARTERLY DIVIDENDS


SANTA ROSA, Calif. (May 19, 1998) -- Redwood Empire Bancorp (AMEX: REB) today announced that its Board of Directors has declared a quarterly cash dividend of 4 cents per share on the Company's Common Stock. The dividend is payable on July 15, 1998 to shareholders of record on June 30, 1998.

     "This represents our first dividend paid to holders of Common Stock since September 1994 and reflects the increased profitability of the Company," noted Tom Whitaker, Chairman of Redwood Empire Bancorp. "The Common Stock dividend also reflects our confidence in the Company's future and our commitment to increasing shareholder value."

     Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

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